QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244
FEBRUARY 21, 2011

Venoco, Inc.
370 17th Street
Suite 3900
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, to the inclusion of our Letter Report, dated January 28, 2011, as attached as Exhibit 99.1 to the Annual Report on Form 10-K of Venoco, Inc., and to the inclusion of information from "Appraisal Report as of December 31, 2010 on Certain Properties owned by Venoco, Inc." "Appraisal Report as of December 31, 2009 on Certain Properties owned by Venoco, Inc.", and "Appraisal Report as of December 31, 2008 on Certain Properties owned by Venoco, Inc." (Our Reports) in the sections "Business and Properties," "Oil and Natural Gas Reserves," "Controls Over Reserve Report Preparation, Technical Qualifications and Technologies Used," and "Supplemental Information on Oil and Natural Gas Exploration, Development and Production Activities (Unaudited)" in the Annual Report on Form 10-K of Venoco, Inc. We also consent to the incorporation by reference of information from our Reports in the Registration Statements on Form S-3 (No. 333-166361) and Form S-8 (No. 333-159401) and Form S-8 (No. 333-156116).

                      Very truly yours,

                      /s/ DEGOLYER AND MACNAUGHTON

                      DeGOLYER and MacNAUGHTON
                      Texas Registered Engineering Firm F-716

QuickLinks

  Exhibit 23.3